Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Artivion	Gilmartin Group LLC
Lance A. Berry	Brian Johnston
Executive Vice President,	Phone: 332-895-3222
Chief Operating Officer &	investors@artivion.com
Chief Financial Officer
Phone: 770-419-3355

Artivion Reports First Quarter 2026 Financial Results and Announces Exercise of Option to Acquire Endospan

First Quarter & Recent Business Highlights:

•Achieved revenue of $116.3 million in the first quarter of 2026 versus $99.0 million in the first quarter of 2025, an increase of 18% on a GAAP basis and 12% on a non-GAAP constant currency basis
•Net income for the first quarter of 2026 was $1.4 million, or $0.03 per fully diluted share, and non-GAAP net income was $4.2 million, or $0.08 per fully diluted share
•Adjusted EBITDA increased 26% to $22.1 million in the first quarter of 2026 compared to $17.5 million in the first quarter of 2025
•Announced U.S. FDA PMA Approval of the NEXUS Aortic Arch System for the treatment of aortic arch disease, including chronic aortic dissections
•Exercised option to acquire Endospan for an upfront purchase price of $135 million, net of previously extended loans

ATLANTA, GA – (May 7, 2026) – Artivion, Inc. (NYSE: AORT), a leading cardiac and vascular surgery company focused on aortic disease, today announced financial results for the first quarter ended March 31, 2026.
“In the first quarter of 2026, we achieved 12% constant currency revenue growth and 26% adjusted EBITDA growth, reflecting continued execution of our strategy to deliver long-term, profitable performance with an expanding and clinically differentiated product portfolio. Revenue results were driven by year-over-year gains in stent grafts of 21%, On-X of 20%, preservation services of 23%, BioGlue of 4%, all compared to the first quarter of 2025. On a constant currency basis, first quarter year-over-year stent grafts, On-X, and preservation services grew 10%, 17%, and 23%, respectively,” said Pat Mackin, Chairman, President, and Chief Executive Officer.

Mr. Mackin continued, “We also continued to advance our best-in-class, aortic-focused product pipeline in the first quarter, driving strong enrollment in the ARTIZEN clinical trial. Further, we were pleased to see our partner Endospan receive U.S. FDA PMA approval for the NEXUS Aortic Arch System, ahead of our initial expectations. We have since exercised our option to acquire Endospan and expect the acquisition to close in the second quarter of 2026, subject to customary closing conditions. Our acquisition of the NEXUS system would expand our market-leading aortic arch portfolio, position us at the forefront of this segment, and broaden our pipeline with three additional PMA programs. With AMDS, NEXUS, and ultimately, Arcevo LSA, we stand to become the only company with a complete portfolio of aortic arch solutions.”

Mr. Mackin concluded, “While our first quarter performance fell short of our constant currency expectations due to some transient factors, we are confident that the fundamentals underpinning our strategy remain intact. We are seeing strong reordering behavior within AMDS accounts, which exceeded our expectations and reinforces our conviction in long-term adoption. Meanwhile, On-X continues to take share from both mechanical and bioprosthetic valves as the leading aortic valve on the market for patients under the age of 65.”

First Quarter 2026 Financial Results
Total revenues for the first quarter of 2026 were $116.3 million, an increase of 18% on a GAAP basis and 12% on a non-GAAP constant currency basis, both compared to the first quarter of 2025.

Net income for the first quarter of 2026 was $1.4 million, or $0.03 per fully diluted common share, compared to net loss of $(0.5) million, or $(0.01) per fully diluted common share for the first quarter of 2025. Non-GAAP net income for the first quarter of 2026 was $4.2 million, or $0.08 per fully diluted common share, compared to non-GAAP net income of $2.5 million, or $0.06 per fully diluted common share, for the first quarter of 2025. Non-GAAP net income for the first quarter of 2026 includes pretax losses related to foreign currency revaluation of $0.8 million.

2026 Financial Outlook
Artivion has lowered its expectations for revenue for the full year 2026 and now expects revenue to be in the range of $480 to $496 million, representing growth of 7% to 11% on an adjusted constant currency basis compared to 2025 adjusted revenue1. This compares to the previous range of $486 to $504 million, representing growth of 10% to 14% on an adjusted constant currency basis compared to 2025 adjusted revenue1. This guidance contemplates currency to represent an approximate one percentage point tailwind for the full year.

Additionally, Artivion has lowered its expectations for adjusted EBITDA, and now expects adjusted EBITDA growth of between 12% and 20% for the full year 2026, compared to 2025, resulting in an expected range of $100 to $107 million for 2026. This compares to the previous range of between 18% and 22% compared to 2025, or an expected range of $105 to $110 million.

Full year 2026 adjusted EBITDA guidance excludes approximately $8 million of Endospan-related expenses expected to be incurred through full year 2026, contingent on closing. U.S. revenue attributable to NEXUS product sales is expected to be negligible for full year 2026 as the Company builds inventory and secures value analysis committee approvals ahead of a planned January 1, 2027 commercial launch.

The Company’s financial performance for 2026 and future periods is subject to the risks identified below.

1 Full year 2025 adjusted revenue excluded a $2.3 million reserve for estimated payback to the Italian government for fiscal years 2019 through 2025 as a result of legislation adopted in Italy that would require medical device manufacturers to repay previously paid amounts to the extent that such expenditures ostensibly exceed annual regional maximum ceilings. In the fourth quarter of 2025, the Company recorded a liability of $2.3 million as a reduction to revenue as an estimate of the amount that the Company may be required to repay for certain years after 2018. See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including non-GAAP adjusted revenue, non-GAAP net income, EBITDA, adjusted EBITDA, non-GAAP general, administrative, and marketing expenses, and free cash flows. Investors should consider this non-GAAP information in addition to, and not as a substitute for, financial measures prepared in accordance with US GAAP. In addition, this non-GAAP financial information may not be the same as similar measures presented by other companies. The Company’s non-GAAP adjusted constant currency growth rates compare current year revenues to prior period revenues adjusted for the impact of changes in currency exchange. The Company’s non-GAAP net income, EBITDA, adjusted EBITDA, general, administrative, and marketing, and free cash flows results primarily exclude (as applicable) depreciation and amortization expense, interest income and expense, non-cash compensation expense, loss or gain on foreign currency revaluation, income tax expense or benefit, expense/(income) for business development, integration, and severance, non-cash interest expense, capital expenditures, and other non-recurring items.

The Company generally uses non-GAAP financial measures to facilitate management’s review of the operational performance of the Company and as a basis for strategic planning. Company management believes that these non-GAAP presentations provide useful information to investors regarding unusual non-operating transactions, the operating expense structure of the Company’s existing and acquired operations, without regard to its on-going efforts to acquire additional complementary products and businesses, and the transaction and integration expenses incurred in connection with recently acquired and divested product lines, and the operating expense structure excluding fluctuations resulting from foreign currency revaluation and non-cash compensation expense. The Company believes it is useful to exclude this revenue impact and certain expenses from non-GAAP financial measures because such amounts in any specific period may not directly correlate to the underlying performance of its business operations or can vary significantly between periods as a result of factors such as impact of recent acquisitions, non-cash expense related to amortization of previously acquired tangible and intangible assets, and any related adjustments to their carrying values. The Company has adjusted for the impact of changes in currency exchange from certain revenues to evaluate comparable product growth rates on a constant currency basis. The Company does, however, expect to incur similar types of expenses and currency exchange impacts in the future, and this non-GAAP financial information should not be viewed as a statement or indication that these types of expenses will not recur. Company management encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety, including the reconciliation of GAAP to non-GAAP financial measures.

The Company’s adjusted EBITDA expectations for fiscal 2026 exclude potential charges or gains that may be recorded during the fiscal year, relating to, among other things, non-cash compensation; expense/(income) for business development, integration, and severance; and foreign currency revaluations. The Company does not attempt to provide reconciliations of forward-looking adjusted EBITDA to the comparable GAAP measure because the impact and timing of these potential charges or gains are inherently uncertain and difficult to predict and are unavailable without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a material impact on GAAP measures of the Company’s financial performance.

Webcast and Conference Call Information
The Company will hold a teleconference call and live webcast on May 7, 2026, at 4:30 p.m. ET to discuss the results, followed by a question-and-answer session. To participate in the conference call dial 201-689-8261 a few minutes prior to 4:30 p.m. ET. The teleconference replay will be available approximately one hour following the completion of the event and can be accessed by calling (toll free) 877-660-6853 or 201-612-7415. The conference number for the replay is 13759187.

The live webcast and replay can be accessed by going to the Investors section of the Artivion website at www.Artivion.com and selecting the heading Webcasts & Presentations.

About Artivion, Inc.
Headquartered in suburban Atlanta, Georgia, Artivion, Inc., is a medical device company focused on developing simple, elegant solutions that address cardiac and vascular surgeons’ most difficult challenges in treating patients with aortic diseases. Artivion’s four major groups of products include: aortic stent grafts, surgical sealants, On-X mechanical heart valves, and implantable cardiac and vascular human tissues. Artivion markets and sells products in more than 100 countries worldwide. For additional information about Artivion, visit our website, www.Artivion.com.

Forward-Looking Statements
Statements made in this press release that look forward in time or that express management's beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made. These statements include, but are not limited to, our beliefs and expectations about our revenue, year-over-year growth and growth drivers, earnings, currency impacts, and other financial measures and related information; our beliefs about our competitive advantages and market opportunities; our expected product mix and business strategy; anticipated quarterly fluctuations in our business; our ability to scale our business and expand adjusted EBITDA margins; that our revenues for the full year 2026 will be in the range of $480 to $496 million, representing revenue growth of between 7% to 11% compared to 2025 on an adjusted constant currency basis; that we expect non-GAAP adjusted EBITDA to increase between 12% and 20% for the full year 2026 compared to 2025, resulting in non-GAAP adjusted EBITDA in the range of $100 to $107 million in 2026; estimated timing of closing on our planned acquisition of Endospan and the expected benefits to be achieved therefrom; and our expected expenses to be incurred after close. These forward-looking statements are subject to a number of risks, uncertainties, estimates and assumptions that may cause actual results to differ materially from current expectations, including, but not limited to, the unpredictability of the timing and outcome of regulatory decisions and other regulatory developments; risks relating to our international operations; the benefits anticipated from the Ascyrus Medical LLC and Endospan transactions; the benefits anticipated from our clinical trials may not be achieved or achieved on our anticipated timelines; and the benefits anticipated from our expansion into APAC and LATAM may not be achieved or achieved on our anticipated timelines. These risks and uncertainties include the risk factors detailed in our Securities and Exchange Commission filings, including our Form 10-K for the year ended December 31, 2025. Artivion does not undertake to update its forward-looking statements, whether as a result of new information, future events, or otherwise.

Artivion, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income
In Thousands, Except Per Share Data
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenues:
Products	$91,442	$78,798
Preservation services	24,895	20,180
Total revenues	116,337	98,978

Cost of products and preservation services:
Products	29,697	25,263
Preservation services	11,192	10,138
Total cost of products and preservation services	40,889	35,401

Gross margin	75,448	63,577

Operating expenses:
General, administrative, and marketing	60,820	54,704
Research and development	8,841	6,728
Total operating expenses	69,661	61,432

Operating income	5,787	2,145

Interest expense	5,367	7,663
Interest income	(205)	(144)
Other expense (income), net	286	(3,079)

Income (loss) before income taxes	339	(2,295)
Income tax benefit	(1,078)	(1,790)

Net income (loss)	$1,417	$(505)

Income (loss) per share
Basic	$0.03	$(0.01)
Diluted	$0.03	$(0.01)

Weighted-average common shares outstanding:
Basic	48,074	42,232
Diluted	49,731	42,232

Net income (loss)	$1,417	$(505)
Other comprehensive (loss) income:
Foreign currency translation adjustments, net of tax	(8,846)	6,331
Comprehensive (loss) income	$(7,429)	$5,826

Artivion, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
In Thousands

	March 31, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$55,764	$64,908
Trade receivables, net	91,871	89,758
Other receivables	13,749	13,921
Inventories	97,995	92,427
Deferred preservation costs	53,412	54,531
Prepaid expenses and other	44,725	42,537
Total current assets	357,516	358,082

Goodwill	251,660	254,091
Acquired technology, net	120,001	123,664
Operating lease right-of-use assets, net	34,555	34,701
Property and equipment, net	67,744	64,988
Other intangibles, net	34,886	32,831
Deferred tax assets, net	1,139	1,201
Other long-term assets	15,656	15,238
Total assets	$883,157	$884,796

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,337	$16,042
Accrued compensation	13,852	22,484
Accrued expenses	17,427	16,447
Accrued interest	4,482	4,815
Taxes payable	7,130	7,489
Accrued procurement fees	1,785	3,436
Current portion of contingent consideration	21,490	20,690
Current maturities of operating leases	4,667	4,649
Current portion of finance lease obligations	862	726
Other current liabilities	2,668	4,778
Total current liabilities	92,700	101,556

Long-term debt, net	215,352	215,114
Non-current contingent consideration	40,830	39,890
Non-current maturities of operating leases	34,231	34,427
Deferred tax liabilities, net	27,637	24,308
Deferred compensation liability	9,738	9,464
Non-current finance lease obligations	3,045	2,698
Other long-term liabilities	9,157	9,107
Total liabilities	$432,690	$436,564

Commitments and contingencies

Stockholders’ equity:
Preferred stock $0.01 par value per share, 5,000 shares authorized, no shares issued	—	—
Common stock $0.01 par value per share, 75,000 shares authorized, 49,983 and 49,330 shares issued as of March 31, 2026 and December 31, 2025, respectively	500	493
Additional paid-in capital	526,261	516,604
Retained deficit	(50,081)	(51,498)
Accumulated other comprehensive loss	(11,565)	(2,719)
Treasury stock, at cost, 1,487 shares as of March 31, 2026 and December 31, 2025	(14,648)	(14,648)
Total stockholders’ equity	450,467	448,232

Total liabilities and stockholders’ equity	$883,157	$884,796

Artivion, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
In Thousands
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Net cash flows from operating activities:
Net income (loss)	$1,417	$(505)

Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	6,340	5,446
Non-cash compensation	8,414	8,045
Non-cash lease expense	1,297	1,226
Write-down of inventories and deferred preservation costs	1,062	1,312
Deferred income taxes	(524)	—
Change in fair value of contingent consideration	1,740	(2,830)
Other	537	(2,891)
Changes in operating assets and liabilities:
Receivables	(2,760)	(7,922)
Inventories and deferred preservation costs	(6,379)	(2,453)
Prepaid expenses and other assets	(1,286)	(327)
Accounts payable, accrued expenses, and other liabilities	(8,704)	(16,054)
Net cash flows provided by (used in) operating activities	1,154	(16,953)

Net cash flows from investing activities:
Capital expenditures	(8,003)	(3,638)
Payments related to sale of non-financial assets	(1,500)	—
Payments for Endospan agreements	(1,000)	—
Net cash flows used in investing activities	(10,503)	(3,638)

Net cash flows from financing activities:
Repayment of debt	—	(66)
Proceeds from exercise of stock options and issuance of common stock	1,250	4,181
Principal payments on short-term notes payable	(577)	—
Other	(210)	(178)
Net cash flows provided by financing activities	463	3,937

Effect of exchange rate changes on cash and cash equivalents	(258)	884
Decrease in cash and cash equivalents	(9,144)	(15,770)

Cash and cash equivalents beginning of period	64,908	53,463
Cash and cash equivalents end of period	$55,764	$37,693

Artivion, Inc. and Subsidiaries
Financial Highlights
In Thousands
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Products:
Aortic stent grafts	$44,397	$36,602
On-X	25,951	21,574
Surgical sealants	18,805	18,106
Other	2,289	2,516
Total products	91,442	78,798

Preservation services	24,895	20,180
Total revenues	$116,337	$98,978

North America	$58,695	$47,793
Europe, the Middle East, and Africa	43,986	37,045
Asia Pacific	8,690	8,214
Latin America	4,966	5,926
Total revenues	$116,337	$98,978

Artivion, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Revenues
$ In Thousands
(Unaudited)

	Revenues for the Three Months Ended March 31,				Percent Change From Prior Year
	2026	2025
	US GAAP	US GAAP	Exchange Rate Effect	Constant Currency	Constant Currency
Products:
Aortic stent grafts	$44,397	$36,602	$3,877	$40,479	10%
On-X	25,951	21,574	634	22,208	17%
Surgical sealants	18,805	18,106	749	18,855	—%
Other	2,289	2,516	25	2,541	-10%
Total products	91,442	78,798	5,285	84,083	9%

Preservation services	24,895	20,180	21	20,201	23%
Total	$116,337	$98,978	$5,306	$104,284	12%

North America	58,695	47,793	86	47,879	23%
Europe, the Middle East, and Africa	43,986	37,045	4,681	41,726	5%
Asia Pacific	8,690	8,214	—	8,214	6%
Latin America	4,966	5,926	539	6,465	-23%
Total	$116,337	$98,978	$5,306	$104,284	12%

Artivion, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
General, Administrative, and Marketing Expense, EBITDA, Adjusted EBITDA, and Free Cash Flows
In Thousands
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Reconciliation of G&A expenses, GAAP to adjusted G&A, non-GAAP:
General, administrative, and marketing expense, GAAP	$60,820	$54,704
Business development, integration, and severance	3,014	(2,784)
Cybersecurity incident	(1,478)	4,450
Adjusted G&A, non-GAAP	$59,284	$53,038

	Three Months Ended March 31,
	2026	2025
Reconciliation of net income (loss), GAAP and EBITDA, non-GAAP to adjusted EBITDA, non-GAAP:
Net income (loss), GAAP	$1,417	$(505)
Adjustments:
Interest expense	5,367	7,663
Interest income	(205)	(144)
Income tax benefit	(1,078)	(1,790)
Depreciation and amortization expense	6,340	5,446
EBITDA, non-GAAP	11,841	10,670

Non-cash compensation	8,414	8,045
Business development, integration, and severance	2,484	(3,057)
Cybersecurity incident	(1,478)	4,746
Loss (gain) on foreign currency revaluation	822	(2,856)

Adjusted EBITDA, non-GAAP	$22,083	$17,548

	Three Months Ended March 31,
	2026	2025
Reconciliation of cash flows from operating activities, GAAP to free cash flows, non-GAAP:
Net cash flows provided by (used in) operating activities	$1,154	$(16,953)
Capital expenditures	(8,003)	(3,638)
Free cash flows, non-GAAP	$(6,849)	$(20,591)

Artivion Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Net Income and Diluted Income Per Common Share
In Thousands, Except Per Share Data
(Unaudited)

	Three Months Ended March 31,
	2026	2025
GAAP:
Income (loss) before income taxes	$339	$(2,295)
Income tax benefit	(1,078)	(1,790)
Net income (loss)	$1,417	$(505)

Diluted income (loss) per common share	$0.03	$(0.01)

Diluted weighted-average common shares outstanding	49,731	42,232

Reconciliation of income (loss) before income taxes, GAAP to adjusted income, non-GAAP:
Income (loss) before income taxes, GAAP:	$339	$(2,295)
Adjustments:
Amortization expense	3,911	3,388
Business development, integration, and severance	2,484	(3,057)
Non-cash interest expense	315	543
Cybersecurity incident	(1,478)	4,746
Adjusted income before income taxes, non-GAAP	5,571	3,325

Income tax expense calculated at a tax rate of 25%	1,393	831
Adjusted net income, non-GAAP	$4,178	$2,494

Reconciliation of diluted income (loss) per common share, GAAP to adjusted diluted income per common share, non-GAAP:
Diluted income (loss) per common share, GAAP:	$0.03	$(0.01)
Adjustments:
Amortization expense	0.08	0.08
Business development, integration, and severance	0.05	(0.07)
Non-cash interest expense	0.01	0.01
Cybersecurity incident	(0.03)	0.11
Tax effect of non-GAAP adjustments	(0.03)	(0.03)
Effect of 25% tax rate	(0.03)	(0.03)
Adjusted diluted income per common share, non-GAAP	$0.08	$0.06

Reconciliation of diluted weighted-average common shares outstanding GAAP to diluted weighted-average common shares outstanding, non-GAAP:
Diluted weighted-average common shares outstanding, GAAP:	49,731	42,232
Adjustments:
Effect of dilutive stock options and awards	—	1,306
Diluted weighted-average common shares outstanding, non-GAAP	49,731	43,538